Sheet1

This proposal has passed

FINAL Proxy Results - ML Oregon Municipal Bond Fund
1st Meeting Date: May 29, 2001
2nd Meeting Date: June 26, 2001
3rd Meeting Date: July 6, 2001
4th Meeting Date: July 13, 2001
5th Meeting Date: July 19, 2001
6th Meeting Date: August 16, 2001
7th Meeting Date: September 13, 2001
8th Meeting Date: October 11, 2001

Record Date: April 2, 2001
As of: October 11, 2001

Units Voted

Votes Needed
	Shares Needed	Outstanding	Two-Thirds of				Total Units
All Classes	To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted

Merger of ML Oregon Municipal Bond
into ML Municipal Bd Fund - National Portfolio	-33,540	1,201,576	801,051	834,591	100,380	41,370	976,341

Units Voted

CLASS B			Votes Needed
	Shares Needed	Outstanding	Two-Thirds of				Total Units
	To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted
Merger of ML Oregon Municipal Bond
into ML Municipal Bd Fund - National Portfolio
	-3,267	870,861	580,574	583,841	84,284	31,314	699,439

Units Voted

CLASS C			Votes Needed
	Shares Needed	Outstanding	Two-Thirds of				Total Units
	To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted
Merger of ML Oregon Municipal Bond
into ML Municipal Bd Fund - National Portfolio
	-15,533	141,855	94,570	110,103	2,720	0	112,823

Units Voted

CLASS D			Votes Needed
	Shares Needed	Outstanding	Two-Thirds of				Total Units
	To Pass	Shares	Outstanding Shares	For	Against	Abstain	Voted
Merger of ML Oregon Municipal Bond
into ML Municipal Bd Fund - National Portfolio
	-299	60,659	40,440	40,739	5,297	10,055	56,091

Voting Requirements:
The approval of the Proposal requires the affirmative vote of the shareholders of each State Fund, voting together as a single class, representing two-thirds of the outstanding shares entitled to be voted thereon, and (a) the affirmative vote of Class B, Class C, and Class D shareholders of each State Fund, each voting separately as a single class, representing two-thirds of the outstanding Class B, Class C, and Class D shares entitled to be voted thereon.

Last Updated on 03/25/2002
By MLMAG